                                     WARRANT W-4



THIS WARRANT AND THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

THE SALE OF THESE SECURITIES HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

THIS WARRANT MAY NOT BE EXERCISED EXCEPT IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS TO THE REASONABLE SATISFACTION OF THE COMPANY AND LEGAL COUNSEL FOR THE COMPANY.



                          ----------------------------

                             DOMESTIC AUTOMATION COMPANY

                  WARRANT TO PURCHASE 25,000 SHARES OF COMMON STOCK


                          ----------------------------

    THIS CERTIFIES THAT, for value received of $1,250.00, Axonn Corporation ("Axonn" or the "holder"), is entitled to purchase up to 25,000 shares (as adjusted pursuant to Section 4 hereof, the "Shares") of the fully paid and nonassessable Common Stock of Domestic Automation Company, a California corporation (the "Company"), at the price of $4.00 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions herein set forth. As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock and any stock into or for which such Common Stock may hereafter be converted or exchanged, the term "Date of Grant" shall mean February 24, 1993, and the term "Vesting Commencement Date" shall mean August 21, 1992.

         1.   CONDITIONS TO EXERCISE AND TERMINATION.

         (a) VESTING. Subject to Sections 1(b) and 1(c) below, the purchase right represented by this Warrant shall vest and become exercisable, as follows:

Number of Years
 Elapsed Since      Percentage of
    Vesting        Shares Becoming     Cumulative Percentage
Commencement Date    Exercisable       of Shares Exercisable
-----------------  ---------------     ---------------------

      1                 20%                    20%
      2                 20%                    40%
      3                 20%                    60%
      4                 20%                    80%
      5                 20%                   100%


         (b) EXERCISE RESTRICTIONS. The purchase right may not be exercised prior to occurrence of one of the following events:

              (i) the expiration of five (5) years from the Date of Grant;

              (ii) the effectiveness of a Registration Statement filed by the Company registering shares of the Company's Common Stock in its initial public offering; or

              (iii) the date five (5) days prior to the date of: (1) a consolidation or merger of the Company with or into another corporation or corporations as a result of which the holders of equity securities of the Company immediately prior to such merger or consolidation hold less than fifty percent (50%) of the equity securities of the surviving corporation or its parent, or (2) a sale, conveyance or disposition of all or substantially all of the assets of the Company.

         (c) TERMINATION. This Warrant will remain exercisable until the Expiration Date, as defined below, and thereafter this Warrant shall cease to be outstanding and exercisable. The Expiration Date shall be the close of business, California time, on the earliest of the following to occur:

              (i) the date two (2) days prior to the date of (i) a consolidation or merger of the Company with or into another corporation or corporations as a result of which the holders of equity securities of the Company immediately prior to such merger or consolidation hold less than fifty percent (50%) of the equity securities of the surviving corporation or its parent (other than a consolidation or merger in which the holders of the Company's Common Stock receive freely tradeable securities of the surviving corporation listed on a national securities exchange or the NASDAQ National Market System and the surviving corporation agrees to assume this Warrant or substitute an equivalent warrant for this Warrant (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company or (iii) the liquidation, dissolution or winding up of the Company; PROVIDED however, that before any Expiration Date shall be deemed to occur under this subparagraph 1(c)(i), the Company shall give the holder of this Warrant written notice at least 10 business days before such event; or

              (ii) Six (6) years from the Date of Grant.

    2.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

         (a) Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof (in amounts of 1,000 Shares or more) by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by payment to the Company, by one of the methods specified in subparagraph 2(b) below, of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the holder hereof within thirty (30) days of receipt of such notice. Upon receipt by the Company of this Warrant and such notice of exercise form, together with the applicable Warrant Price, the holder shall be deemed to be the holder of record of the Shares, notwithstanding that certificates representing the Shares shall not then be actually delivered to such holder. In the event that this Warrant is exercised for a number of Shares less than the total number of Shares for which it may be exercised, the Company shall deliver to the warrantholder at the time of delivery of a certificate for purchased Shares, a new Warrant with the same terms as set forth herein, but for a number of Shares reduced by the number of Shares as to which this Warrant (and any subsequent surrendered Warrant) has already been exercised.

         (b) Payment of the exercise price (equal to the Warrant Price per Share multiplied by the number of Shares then being purchased) of this Warrant shall be made by (i) cashier's or certified check, (ii) wire transfer or
(iii) authorization for the Company to retain from the total number of Shares as to which the Warrant is exercised that number of Shares having a fair market value on the date of exercise equal to the exercise price for the total number of Shares as to which the Warrant is exercised. Any combination of the foregoing methods of payment shall also be acceptable.

    3.   STOCK FULLY PAID; RESERVATION OF SHARES.

         All Shares which may be issued upon the exercise of this Warrant according to its terms will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.
During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares of its Common Stock to provide for the exercise of this Warrant.

    4.   ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

         The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) RECLASSIFICATION. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall, as a condition precedent to such transaction, cancel this Warrant and execute and issue a new Warrant providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each Share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph 4(a) shall similarly apply to successive reclassifications.

         (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding shall subdivide or combine the Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

         (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding shall pay a dividend with respect to the Common Stock payable in, or make any other distribution with respect to the Common Stock (except any distribution specifically provided for in the foregoing subparagraph (a) and
(b)) of, the

Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of the Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of the Common Stock outstanding immediately after such dividend or distribution.

         (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price, the number of Shares of the Common Stock purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

    5.   NOTICE OF ADJUSTMENTS.

         Whenever any Warrant Price shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price or Prices after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant at the address specified below.

    6.   FRACTIONAL SHARES.

         No fractional Shares of the Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

    7.   RESTRICTIONS ON RESALE.

         (a) The Shares issued upon exercise of this Warrant shall be subject to a 180-day market standoff agreement contained in the Investment Representation Statement attached hereto as Exhibit B.

         (b) The holder shall not sell, transfer, pledge, hypothecate or otherwise dispose of any of the Shares issuable upon exercise of this Warrant, except as follows:

              (i) Before any of the Shares issuable upon exercise of this Warrant may be sold or transferred (including transfer by operation of law), such Shares shall first be offered to the Company. The holder shall deliver a notice ("Notice") to the Company stating (i) its bona fide intention to sell or transfer such Shares, (ii) the number of such Shares to be sold or transferred, (iii) the price for which it proposes to sell or transfer such Shares, and (iv) the name of the proposed purchaser or transferee.

            (ii) Within thirty (30) days after receipt of the Notice, the Company or its assignee may elect to purchase any or all Shares to which the Notice refers, at the price per Share specified in the Notice.

           (iii) If all the Shares to which the Notice refers are not elected to be purchased by the Company, the holder may sell the remaining Shares to any person named in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 60 days after the date of such Notice to the Company, and provided further, that any such sale is in accordance with all the terms and conditions hereof.

    The provisions of this paragraph shall terminate upon (but not prior to) the date specified in clauses 1(b)(ii) or 1(b)(iii) above (and without any requirement of written notice from the Company). The provisions of this subparagraph 5(b) shall not apply to a transfer of any Shares by a corporate shareholder to any of its shareholders; PROVIDED, in each such case any such transferee shall receive and hold such Shares subject to the provisions of this subparagraph 5(b) and there shall be no further transfer of such Shares unless in accordance herewith.

    The Company shall not be required (i) to transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Warrant or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

    8.   COMPLIANCE WITH SECURITIES LAWS.

         The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Shares to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, in the form of Exhibit B attached hereto, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all Shares issued upon exercise of this Warrant shall be stamped or imprinted with legends in substantially the following form (unless, in the opinion of the Company's legal counsel, such action is not required):

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

"THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180-DAY LOCK-UP AGREEMENT BETWEEN THE SHAREHOLDER AND THE COMPANY, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE COMPANY."

"THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE COMPANY'S RIGHT OF FIRST REFUSAL ON SALE OR TRANSFER AS SET FORTH IN THE WARRANT EXERCISED FOR THESE SHARES, A COPY OF WHICH IS AVAILABLE UPON REQUEST FROM THE COMPANY."

         Other legends required by the terms of the Warrant Agreement or any state securities laws may also be stamped or imprinted on certificates representing the Shares or other securities purchased upon exercise of this Warrant.

    9.   TRANSFERABILITY OF WARRANT.

         This Warrant may not be transferred or assigned in whole or in part to any other entity without (i) the prior written consent of the Company, which may be withheld in its absolute discretion and (ii) compliance with applicable federal and state securities laws; PROVIDED however, that this Warrant may be transferred without the prior written consent of (but upon notice to) the Company to any successor to Axonn as a result of a merger or consolidation or any transferee of all or substantially all of the assets of Axonn.

    10.  RIGHTS OF SHAREHOLDERS.

         No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

    11.  GOVERNING LAW.

         The terms and conditions of this Warrant shall be governed by and construed in accordance with California law as applied to agreements which are entered into solely between California residents and are to be performed entirely within that state.

    12.  MISCELLANEOUS.

         The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof.

    13.  NOTICES.

         All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to Axonn Corporation at __________________________________________, Attn:_________________, President or
such other address as Axonn shall specify in writing. Notices to the Company should be addressed to its principal offices at 125 Shoreway Road, San Carlos CA 94070, Attn: Chief Financial Officer, or such other address as the Company shall specify in writing.


                                            DOMESTIC AUTOMATION COMPANY

                                            /s/Paul M. Cook
                                            --------------------------------
                                            Signature



                                            CEO
                                            --------------------------------
                                            Title

                                            12 March 1993
                                            --------------------------------
                                            Date

                                      Exhibit A


                                  NOTICE OF EXERCISE


TO:  DOMESTIC AUTOMATION COMPANY


    1. The undersigned hereby elects to purchase _______ Shares of Common Stock of Domestic Automation Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full, together with all applicable transfer taxes, if any.

    2. Please issue a certificate or certificates representing said Shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                        --------------------------------
                                        (Name)


                        --------------------------------


                        --------------------------------
                                      (Address)

    3. The undersigned represents that the aforesaid Shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Exhibit B.



                                            --------------------------------


                                            By:
                                               -----------------------------


                                            --------------------------------
                                                      (Print Name)



--------------------
      (Date)

                                      Exhibit B


                         INVESTMENT REPRESENTATION STATEMENT


    In connection with the acquisition of ______ Shares of Common Stock of Domestic Automation Company, the undersigned hereby represents to Domestic Automation Company (the "Company") as follows:

    RECEIPT OF INFORMATION. The undersigned believes that it has received all information it considers necessary or appropriate for deciding whether to purchase the Common Stock issuable upon exercise of the Warrant dated _______________ issued by the Company to the undersigned (the "Warrant"), and it has examined the information furnished to it by the Company.

    INVESTMENT REPRESENTATION.

    (a) The Common Stock to be received upon the exercise of the Warrant will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and it has no intention of selling, granting any participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Common Stock acquired upon exercise of the Warrant.

    (b) The undersigned understands that any Common Stock acquired upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws on the ground that the issuance of securities is exempt pursuant to Section 4(2) of the Securities Act and a state law exemption relating to offers and sales not by means of a public offering and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

    (c) The undersigned agrees that in no event will it make a disposition of any Common Stock acquired upon the exercise of the Warrant unless and until
(i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Securities Act and such laws is available and
(B) that the proposed transfer will not violate any of said laws.

    (d) The undersigned represents that it is able to fend for itself in connection with its purchase of Common Stock as contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and that it has the ability to bear the economic risks (including the risk of total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by such undersigned satisfactorily answered by the Company.

    (e) The undersigned acknowledges that the Common Stock acquired upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of Shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale occurring not less than two years after the later of sale by the issuer or sale by any of its affiliates, the sale being made through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of Shares being sold during any three-month period not exceeding specified limitations. The undersigned is aware that the conditions for resale set forth in Rule 144 have not been satisfied to date, and that they may not be satisfied at any future date on which the undersigned might otherwise choose to sell the Shares.

    MARKET STANDOFF AGREEMENT

    As required by the terms of the Warrant, the undersigned hereby agrees in connection with the first registration of the Company's securities, whether for its own account or for the accounts of others, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Shares issued pursuant to the exercise of the Warrant (other than those included in the registration) without the prior written consent of the Company and underwriters managing the offering for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify; PROVIDED however, that (i) the undersigned shall be relieved of its obligations hereunder unless all executive officers and directors of the Company enter into similar agreements and (ii) nothing herein shall prevent the undersigned from making a distribution of Shares to its shareholders, if made in compliance with applicable securities laws, provided that all such shareholders shall remain subject to this paragraph.

    The terms of this market standoff agreement shall be applicable to shareholders to whom any Shares are transferred, and receipt of a written acknowledgement of this provision by the Company shall be a condition precedent to transfer of any Shares.

Dated:
       ------------------          --------------------------------


                                  By:
                                      -----------------------------



                                   --------------------------------
                                  (Typed or Printed Name)

                                         -3-